EXHIBIT 99.1

Tiptree Regains Compliance with NASDAQ and SEC Requirements
NEW YORK--(BUSINESS WIRE)—On June 6, 2017, Tiptree Inc. (NASDAQ:TIPT) (the “Company”) filed its Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2017. The Company has received confirmation from NASDAQ that it has regained compliance with NASDAQ listing rules.
Details on the results of Q1 2017 is available in the Form 10-Q accessible at www.tiptreeinc.com in the Investor Relations section or at www.sec.gov.
About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is focused on enhancing shareholder value by generating consistent and growing earnings at its operating companies. The Company’s consolidated subsidiaries currently operate in the following businesses - specialty insurance, asset management, senior living and specialty finance. For more information about Tiptree visit www.tiptreeinc.com.
Tiptree Inc.
Investor Relations, 212-446-1400
ir@tiptreeinc.com